EXHIBIT 21.1

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

                     Wholly-Owned Subsidiaries of Registrant

                               as of June 16, 2001

N.E.T. APLA, Inc.                      (State of Incorporation: Delaware)

N.E.T. China, Inc.                     (State of Incorporation: Delaware)

N.E.T. Credit Corporation              (State of Incorporation: California)

N.E.T. Europe Ltd.                     (Incorporated Under the Laws of England)

N.E.T. Europe S.A.                     (Incorporated Under the Laws of France)

N.E.T. Federal, Inc.                   (State of Incorporation: Delaware)

N.E.T. International, Inc              (Incorporated Under the Laws of Barbados)

N.E.T. Japan, Inc                      (State of Incorporation: Delaware)

NetDotCom Broadband Technologies Inc.  (Incorporated Under the Laws of Canada)

Network Equipment Technologies
 Europe GmbH                           (Incorporated Under the Laws of Germany)

FlowWise Networks, Inc.                (State of Incorporation: California)